UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 22, 2014

The Navigators Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15886	13-3138397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, 8th Floor, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 905-6090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As of March 24, 2014, the Company’s record date for the Annual Meeting, there were a total of 14,255,206 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 13,008,003 shares of common stock, or approximately 91.3% of the shares outstanding and entitled to vote, were represented in person or by proxy and, therefore, a quorum was present.

Set forth below are the final voting results for each proposal submitted to a vote of the shareholders.

1.	The following nominees for directors were elected to hold office until the 2015 annual meeting of shareholders or until their respective successors have been duly elected and qualified. The number of votes for, against, and abstained and all shares as to which brokers indicated that they did not have the authority to vote (“Broker Non-Votes”) with respect to each director were as follows:

Nominee	For	Withheld	Broker Non-Votes
Saul L. Basch	12,408,147	187,007	412,849
H. J. Mervyn Blakeney	12,388,104	207,050	412,849
Terence N. Deeks	12,363,451	231,703	412,849
Stanley A. Galanski	12,363,364	231,790	412,849
Geoffrey E. Johnson	12,408,159	186,995	412,849
John F. Kirby	12,388,116	207,038	412,849
Robert V. Mendelsohn	12,404,707	190,447	412,849
David M. Platter	12,404,719	190,435	412,849
Janice C. Tomlinson	12,408,158	186,996	412,849
Marc M. Tract	11,256,394	1,338,760	412,849

2.	The advisory resolution on executive compensation was approved. The number of votes for, against, and abstained and all Broker Non-Votes with respect to this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
12,108,221	305,584	181,349	412,849

3.	The proposal to ratify the appointment of KPMG LP as the independent auditors of the Company for fiscal year end December 31, 2014 was approved. The number of votes for, against, and abstained and all Broker Non-Votes with respect to this proposal were as follows:

For	Against	Abstain
12,748,792	181,886	77,325

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.

By:	/s/ Emily B. Miner
Name:	Emily B. Miner
Title:	Senior Vice President, General Counsel and Secretary

Date: May 28, 2014